UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California  94403

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

On March 13, 2007, Franklin Resources, Inc. (the “Company”) entered into a Master Confirmation and a Supplemental Confirmation (together, the “Agreement”) with Merrill Lynch International (“Merrill”). Pursuant to the Agreement, the Company repurchased four million shares of its outstanding common stock from Merrill at an initial price of $116.14 per share paid in cash. Under the terms of the Agreement, the Company may receive, or be required to pay, a future price adjustment based generally on the daily volume-weighted average prices of the Company’s common stock over a period of up to several months. The price adjustment can be settled, at the Company’s option, in cash or shares of its stock.

Merrill or certain of its affiliates have or may have had various relationships with the Company and its affiliates involving the provision of a variety of financial services, including underwriting the issuance of the Company’s medium term notes, acting as dealer for the Company’s commercial paper program, distributing products managed by subsidiaries of the Company (“Franklin Templeton Products”) and providing portfolio brokerage services to Franklin Templeton Products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.
Date: March 19, 2007	/s/ Barbara J. Green
Name: Barbara J. Green Title: Vice President, Deputy General Counsel and Secretary

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